Exhibit 99.1
Sun Country Airlines Reports Fourth Quarter and Full Year 2023 Results
Q4 2023 total revenue of $245.5 million, highest fourth quarter on record(1)
Q4 2023 GAAP diluted EPS of $0.10 and operating income margin of 7.0%
Q4 2023 Adjusted diluted EPS of $0.12(2) and adjusted operating income margin of 7.4%(2)
FY 2023 total revenue of $1.05 billion, highest full year on record(1)
FY 2023 GAAP diluted EPS of $1.23 and operating income margin of 12.1%
FY 2023 Adjusted diluted EPS of $1.37(2) and adjusted operating income margin of 13.0%(2), highest full year on record(1)
MINNEAPOLIS. January 31, 2024. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its fourth quarter and full year ended December 31, 2023.

“We are excited that Sun Country’s uniquely diversified business model, and the efforts of our outstanding employees, produced another strong quarter, with record revenue(1), a 7.0% GAAP operating income margin and a 7.4% adjusted operating income margin(2),” said Jude Bricker, Chief Executive Officer of Sun Country. “Additionally, we continue to maintain solid cost control with fourth quarter adjusted CASM(3) falling by 2.2% versus fourth quarter 2022. Results for the full year were equally impressive. Full year 2023 revenue exceeded $1 billion for the first time, our GAAP operating income margin was 12.1%, and our adjusted operating income margin of 13.0%(2) was our highest on record(1). GAAP net income for the year was $72.2 million and we grew total year over year block hours by 9.8% and total revenue by 17.3%. We believe our unique business model produces superior results across operating environments and 2023 again proved that out. We could not have achieved these record results without the hard work of our dedicated employees. We are looking forward to another successful year in 2024.”
Overview of Fourth Quarter and Full Year

	Three Months Ended December 31,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Total Operating Revenue	$245.5	$227.2	8.1
Operating Income	17.1	15.1	13.3
Income Before Income Tax	7.7	9.5	(19.2)
Net Income	5.6	7.3	(22.5)
Diluted earnings per share	$0.10	$0.12	(17.3)

	Three Months Ended December 31,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Adjusted Operating Income (2)	$18.3	$15.9	14.8
Adjusted Income Before Income Tax (2)	9.3	10.3	(9.6)
Adjusted Net Income (2)	6.9	7.9	(12.3)
Adjusted diluted earnings per share (2)	$0.12	$0.13	(7.7)

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Total Operating Revenue	$1,049.6	$894.4	17.3
Operating Income	127.5	55.7	128.9
Income Before Income Tax	94.2	24.0	292.6
Net Income	72.2	17.7	308.4
Diluted earnings per share	$1.23	$0.29	324.1

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Adjusted Operating Income (2)	$136.8	$58.5	133.9
Adjusted Income Before Income Tax (2)	104.2	33.0	215.9
Adjusted Net Income (2)	79.9	25.8	209.9
Adjusted diluted earnings per share (2)	$1.37	$0.42	226.2
For the quarter ended December 31, 2023, Sun Country reported Income Before Income Tax of $7.7 million and Net Income of $5.6 million, on $245.5 million of revenue. Adjusted Income Before Income Tax for the quarter was $9.3 million(2). GAAP Operating Income during the quarter was $17.1 million, producing an Operating Income Margin of 7.0%, while Adjusted Operating Income was $18.3 million(2), resulting in an Adjusted Operating Income Margin of 7.4%(2).

“We had a very successful 2023,” said Dave Davis, President and Chief Financial Officer. “Our full year GAAP pre-tax margin was 9.0% and we produced an adjusted pre-tax margin of 9.9%(2), which we expect to be the best, or among the best in the industry. Our cost performance improved throughout the year as our fourth quarter adjusted CASM(3) of 7.3 cents was 2.2% lower than a year ago. Additionally, our 2023 GAAP diluted EPS was $1.23, our adjusted diluted EPS was $1.37(2) and we generated a record(1) 21.4% adjusted EBITDA margin(2) for the full year. These positive results allowed us to return cash to shareholders through share repurchases, which in 2023 totaled 4.2 million shares for $68.6 million. Total Capex spending in 2023 was $218.2 million, of which approximately $200 million was for additional aircraft. We expect these aircraft to provide almost all of the passenger lift we need through 2025, resulting in much lower capex levels in 2024.”
Notable Highlights

•Strengthened ties with our Minnesota community by becoming the Official Airline of the University of Minnesota Gopher Athletics
•Acquired one 737-800 which will remain on lease to Fly Dubai until the fourth quarter 2024. Expected to acquire another 737-800 by the end of February 2024 which will also remain on lease to Fly Dubai.
•The Company repurchased 0.9 million shares at an average price of $14.93 during the fourth quarter. At the end of the year, $11.5 million remained under the current repurchase authorization.

Capacity
System block hours flown during the fourth quarter of 2023 grew by 10.4% year over year, while scheduled service ASMs increased 14.9%. Cargo block hours also grew 1.8% year over year during this time. For full year 2023, system block hours grew 9.8% driven by an increase in scheduled service block hours of 8.6%, an increase in cargo block hours of 5.8% and an increase of charter block hours of 18.9%.
Fourth quarter charter block hours grew 7.8% year over year driven by the continued growth in flying under long-term contracts, which comprised 70% of total charter flying versus 61% in the fourth quarter of 2022. Full year 2023 charter block hours under long-term contracts were 80% of total charter block hours versus 76% last year. This was mostly due to 25.7% growth in charter flying under long-term contracts versus the full year 2022.
Revenue
For the fourth quarter of 2023, the Company reported total revenue of $245.5 million, which was 8.1% more than the fourth quarter of 2022. The Company’s scheduled service TRASM(4) of 10.7 cents in the fourth quarter of 2023 decreased 9.1% year over year as scheduled service ASMs increased 14.9%. The fourth quarter 2023 total fare per passenger of $156.39 was less than fourth quarter 2022 by 11.8% while scheduled load factor of 84.7% was little changed versus last year. Full year 2023 scheduled service TRASM(4) increased 7.6% while scheduled service ASMs increased 7.2% for the same time period. Full year total fare per passenger of $176.30 grew by 0.6% on a 2.8 percentage point increase in scheduled service load factor.
Charter service revenue is primarily generated through service provided to collegiate and professional sports teams, the U.S. Department of Defense, and casinos. In the fourth quarter of 2023, the Company’s charter service revenue was $46.9 million, an increase of 8.8% year over year. For the full year, charter service revenue was $190.1 million, an increase of 17.6% versus last year.
Cargo revenue consists of revenue earned from flying cargo aircraft under the Air Transportation Services Agreement (“ATSA”) with Amazon. In the fourth quarter of 2023, cargo revenue was $25.3 million, a 3.6% increase versus the fourth quarter of 2022. For the full year, charter service revenue was $99.7 million, an increase of 10.4% versus last year.

Cost
For the fourth quarter of 2023, total GAAP operating expenses increased 7.7% year-over-year versus a 10.4% increase in total block hours, primarily due to a 6.6% increase in salaries, wages, and benefits, a 5.0% increase in sales and marketing expense and a 2.6% increase in ground handling expense. This combination drove adjusted CASM(3) in the fourth quarter lower by 2.2% versus the fourth quarter 2022. For the full year 2023, total GAAP operating expenses increased 9.9% while total system block hours grew 9.8% versus 2022. Salaries, wages and benefits grew 20.2%, while maintenance expense increased 30.0% in full year 2023, which were the primary drivers of the 6.4% year over year increase in adjusted CASM(3).
Balance Sheet and Liquidity
Total liquidity(5) was $205.2 million on December 31, 2023, while the Company’s net debt(6) was $517.2 million.

(in millions)	December 31, 2023	December 31, 2022
	(Unaudited)
Cash and Cash Equivalents	$46.3	$92.1
Available-for-Sale Securities	134.2	172.6
Amount Available Under Revolving Credit Facility	24.7	24.7
Total Liquidity	$205.2	$289.4

(in millions)	December 31, 2023	December 31, 2022
	(Unaudited)
Total Debt, Net	$401.6	$352.2
Finance Lease Obligations	277.3	251.3
Operating Lease Obligations	18.8	26.1
Total Debt and Lease Obligations	697.7	629.6
Cash and Cash Equivalents	46.3	92.1
Available-for-Sale Securities	134.2	172.6
Net Debt	$517.2	$364.8
Fleet
As of December 31, 2023, the Company had 42 aircraft in its passenger service fleet, operated 12 freighter aircraft in its cargo operation and had six aircraft that are currently on lease to unaffiliated airlines.
Guidance for First Quarter 2024

	Q1 2024	H/(L) vs Q1 2023
Total revenue - millions	$310 to $320	5% to 9%
Economic fuel cost per gallon	$3.00	(13%)
Operating income margin - percentage	17% to 21%	(3pp) to 1pp
Effective tax rate	23%
Total system block hours - thousands	38 to 39	8% to 11%

Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its fourth quarter and full year 2023 results at 8:00 a.m. Eastern Time on Thursday, February 1, 2024. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call. The conference call can also be listened to live by accessing https://register.vevent.com/register/BI21a7bc02112b43888ac28de97e8b6e16.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier, whose mission is to connect guests to their favorite people and places, to create lifelong memories and transformative experiences. Sun Country dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives ("VFR") passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

End Notes

1 -	Records begin in January 2017
2 -	See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “Non-GAAP financial measures”
3 -
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, non-cash management stock compensation expense, costs arising from its cargo operations, depreciation and amortization recognized on certain assets that generate lease income, certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of CASM to Adjusted CASM”

4 -
Scheduled Service TRASM includes Schedule Service revenue, Ancillary revenue, and ASM generating revenue classified within Other Revenue on the Consolidated Statement of Operations / Scheduled Service ASMs. Other Revenue includes rental revenue of approximately $5.9 million and $17.7 million associated with certain assets that generate lease income in the three months and year ended December 31, 2023, respectively, which is not included

5 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver
6 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - available-for-sale securities
Contacts

Investor Relations
Chris Allen
651-681-4810
IR@suncountry.com
Media
Wendy Burt
651-900-8400
mediarelations@suncountry.com

Forward Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the Consolidated Financial Statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except shares and per share amounts) (Unaudited)

	Three Months Ended December 31,
	2023	2022	% Change
Operating Revenues:
Scheduled Service	$93,254	$103,629	(10.0)
Charter	46,879	43,092	8.8
Ancillary	70,500	52,958	33.1
Passenger	210,633	199,679	5.5
Cargo	25,297	24,421	3.6
Other	9,613	3,054	214.8
Total Operating Revenue	245,543	227,154	8.1

Operating Expenses:
Aircraft Fuel	60,840	62,029	(1.9)
Salaries, Wages, and Benefits	71,750	67,278	6.6
Aircraft Rent	—	1,421	(100.0)
Maintenance	16,278	10,810	50.6
Sales and Marketing	8,100	7,717	5.0
Depreciation and Amortization	23,575	18,277	29.0
Ground Handling	9,207	8,977	2.6
Landing Fees and Airport Rent	12,768	12,950	(1.4)
Other Operating, net	25,901	22,578	14.7
Total Operating Expenses	228,419	212,037	7.7
Operating Income	17,124	15,117	13.3

Non-operating Income (Expense), net:
Interest Income	2,414	2,361	2.2
Interest Expense	(11,363)	(7,921)	43.5
Other, net	(516)	(80)	545.0
Total Non-operating Expense, net	(9,465)	(5,640)	67.8

Income before Income Tax	7,659	9,477	(19.2)
Income Tax Expense	2,014	2,193	(8.2)
Net Income	$5,645	$7,284	(22.5)

Net Income per share to common stockholders:
Basic	$0.10	$0.13	(17.0)
Diluted	$0.10	$0.12	(17.3)
Shares used for computation:
Basic	53,892,797	57,693,064	(6.6)
Diluted	56,270,891	60,071,021	(6.3)

CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Year Ended December 31,
	2023	2022	% Change
Operating Revenues:
Scheduled Service	$453,862	$438,308	3.5
Charter	190,128	161,619	17.6
Ancillary	276,133	192,506	43.4
Passenger	920,123	792,433	16.1
Cargo	99,735	90,350	10.4
Other	29,762	11,661	155.2
Total Operating Revenue	1,049,620	894,444	17.3

Operating Expenses:
Aircraft Fuel	246,669	268,363	(8.1)
Salaries, Wages, and Benefits	295,640	245,855	20.2
Aircraft Rent	2,281	8,768	(74.0)
Maintenance	60,588	46,604	30.0
Sales and Marketing	34,105	31,053	9.8
Depreciation and Amortization	88,151	67,641	30.3
Ground Handling	37,506	33,816	10.9
Landing Fees and Airport Rent	49,615	45,658	8.7
Other Operating, net	107,565	90,978	18.2
Total Operating Expenses	922,120	838,736	9.9
Operating Income	127,500	55,708	128.9

Non-operating Income (Expense), net:
Interest Income	10,180	4,527	124.9
Interest Expense	(42,634)	(31,018)	37.4
Other, net	(887)	(5,235)	(83.1)
Total Non-operating Expense, net	(33,341)	(31,726)	5.1

Income before Income Tax	94,159	23,982	292.6
Income Tax Expense	21,978	6,306	248.5
Net Income	$72,181	$17,676	308.4

Net Income per share to common stockholders:
Basic	$1.30	$0.31	319.4
Diluted	$1.23	$0.29	324.1
Shares used for computation:
Basic	55,507,144	57,951,955	(4.2)
Diluted	58,524,652	61,046,595	(4.1)

KEY OPERATING STATISTICS
The following table presents key operating statistics and metrics for the three months and year ended December 31, 2023 and 2022.

	Three Months Ended December 31,
	2023	2022	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,316,877	1,141,495	15.4
Available seat miles (ASMs) – thousands	1,554,043	1,352,830	14.9
Load factor	84.7%	84.4%	0.3
Revenue passengers carried	1,047,127	882,877	18.6
Departures	6,688	5,654	18.3
Block hours	21,180	18,496	14.5
Scheduled service TRASM(1) - cents	10.73	11.80	(9.1)
Average base fare per passenger	$89.06	$117.38	(24.1)
Ancillary revenue per passenger	$67.33	$59.98	12.3
Total fare per passenger	$156.39	$177.36	(11.8)
Fuel gallons - thousands	16,404	14,282	14.9

Charter Statistics:
Departures	2,571	2,402	7.0
Block hours	5,160	4,788	7.8
Available seats miles (ASMs) - thousands	324,222	292,832	10.7
Fuel gallons - thousands	3,237	2,970	9.0

Cargo Statistics:
Departures	3,366	3,309	1.7
Block hours	8,960	8,800	1.8

Total System Statistics:
Average passenger aircraft	41.9	38.1	10.0
Passenger aircraft – end of period	42	42	—
Leased Aircraft - end of period	6	—	NM
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	1,899,363	1,657,207	14.6
Departures	12,745	11,440	11.4
Block hours	35,653	32,309	10.4
Daily utilization – hours	6.9	6.7	3.0
Average stage length – miles	1,098	1,113	(1.3)
Total revenue per ASM (TRASM) - cents	11.25	12.23	(8.0)
Cost per ASM (CASM) - cents	12.03	12.79	(5.9)
Adjusted CASM(2) - cents	7.28	7.44	(2.2)
Fuel gallons - thousands	19,841	17,369	14.2
Fuel cost per gallon	$3.07	$3.58	(14.2)
Employees at end of period	2,783	2,510	10.9
1 – See note 3 in End Notes
2 – See note 4 in End Notes
“NM” stands for not meaningful

KEY OPERATING STATISTICS

	Year Ended December 31,
	2023	2022	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	5,217,852	4,706,996	10.9
Available seat miles (ASMs) – thousands	6,044,011	5,637,233	7.2
Load factor	86.3%	83.5%	2.8
Revenue passengers carried	4,140,663	3,598,584	15.1
Departures	26,144	23,166	12.9
Block hours	82,618	76,081	8.6
Scheduled service TRASM(1) - cents	12.27	11.40	7.6
Average base fare per passenger	$109.61	$121.80	(10.0)
Ancillary revenue per passenger	$66.69	$53.49	24.7
Total fare per passenger	$176.30	$175.29	0.6
Fuel gallons - thousands	64,450	59,222	8.8

Charter Statistics:
Departures	10,387	8,616	20.6
Block hours	21,154	17,788	18.9
Available seats miles (ASMs) - thousands	1,286,175	1,093,530	17.6
Fuel gallons - thousands	14,299	12,055	18.6

Cargo Statistics:
Departures	13,009	11,619	12.0
Block hours	34,592	32,691	5.8

Total System Statistics:
Average passenger aircraft	41.8	35.9	16.4
Passenger aircraft – end of period	42	42	—
Leased Aircraft - end of period	6	—	NM
Cargo aircraft – end of period	12	12	—
Available seat miles (ASMs) – thousands	7,416,189	6,771,340	9.5
Departures	50,040	43,686	14.5
Block hours	139,841	127,361	9.8
Daily utilization – hours	6.9	7.2	(4.2)
Average stage length – miles	1,090	1,155	(5.6)
Total revenue per ASM (TRASM) - cents	12.56	11.87	5.8
Cost per ASM (CASM) - cents	12.43	12.39	0.3
Adjusted CASM(2) - cents	7.49	7.04	6.4
Fuel gallons - thousands	79,574	71,690	11.0
Fuel cost per gallon, excluding derivatives	$3.11	$3.75	(17.1)
Employees at end of period	2,783	2,510	10.9
1 – See note 3 in End Notes
2 – See note 4 in End Notes
“NM” stands for not meaningful

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	December 31, 2023	December 31, 2022	% Change
	(Unaudited)
Cash & Cash Equivalents	$46.3	$92.1	(49.7)
Other Current Assets	225.1	253.4	(11.2)
Total Current Assets	271.4	345.5	(21.4)
Total Property & Equipment, net	969.0	785.7	23.3
Other Assets	383.3	393.3	(2.5)
Total Assets	1,623.6	1,524.4	6.5

Air Traffic Liabilities	158.0	158.0	—
Current Finance Lease Obligations	44.8	18.0	148.9
Current Operating Lease Obligations	2.2	6.3	(65.1)
Current Maturities of Long-Term Debt	74.2	57.5	29.0
Income Tax Receivable Agreement Liability	3.3	2.3	43.5
Other Current Liabilities	136.2	135.0	0.9
Total Current Liabilities	418.6	377.1	11.0
Finance Lease Obligations	232.5	233.3	(0.3)
Operating Lease Obligations	16.6	19.8	(16.2)
Long-Term Debt	327.5	294.7	11.1
Income Tax Receivable Agreement Liability	97.8	101.5	(3.6)
Other Liabilities	16.2	5.2	211.5
Total Liabilities	1,109.2	1,031.7	7.5

Total Stockholders’ Equity	$514.4	$492.7	4.4

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Year Ended December 31,
	2023	2022	% Change
Net Cash Provided by Operating Activities	$174.1	$127.4	36.7

Purchases of Property & Equipment	(218.2)	(187.9)	16.1
Other Investing Activities, net	46.9	(161.4)	(129.1)
Net Cash Used in Investing Activities	(171.2)	(349.3)	(51.0)

Common Stock Repurchases	(68.6)	(25.1)	173.3
Proceeds from Borrowing	119.2	188.3	(36.7)
Repayment of Finance Lease Obligations	(21.9)	(42.1)	(48.0)
Repayment of Borrowings	(69.3)	(113.5)	(38.9)
Other Financing Activities, net	(1.6)	(0.6)	166.7
Net Cash (Used in) Provided by Financing Activities	(42.1)	7.0	NM

Net Decrease in Cash	(39.2)	(214.9)	(81.8)
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	102.9	317.8	(67.6)
Cash, Cash Equivalents and Restricted Cash – End of the Period	$63.7	$102.9	(38.1)
“NM” stands for not meaningful

NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.
For the aforementioned reasons, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share,

Adjusted EBITDA and Adjusted EBITDA Margin have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP Operating Income to Adjusted Operating Income.

	Three Months Ended December 31,
	2023	2022
Operating Revenue	$245.5	$227.2
Operating Income	17.1	15.1
Stock Compensation Expense	1.1	0.8
Adjusted Operating Income	$18.3	$15.9

Operating Income Margin	7.0%	6.7%
Adjusted Operating Income Margin	7.4%	7.0%

	Year Ended December 31,
	2023	2022
Operating Revenue	$1,049.6	$894.4
Operating Income	127.5	55.7
Stock Compensation Expense	9.3	2.8
Adjusted Operating Income	$136.8	$58.5

Operating Income Margin	12.1%	6.2%
Adjusted Operating Income Margin	13.0%	6.5%

Reconciliation of GAAP Income Before Income Tax to Adjusted Income before Income Tax Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP Income before Income Tax to Adjusted Income before Income Tax.

	Three Months Ended December 31,
	2023	2022
Net Income	$5.6	$7.3
Add: Provision for Income Tax Expense	2.0	2.2
Income before Income Tax, as reported	7.7	9.5
Pre-tax margin	3.1%	4.2%

Stock Compensation Expense	1.1	0.8
Secondary Offering Costs	0.5	—
Adjusted Income before Income Tax	$9.3	$10.3

Adjusted Pre-tax margin	3.8%	4.5%

	Year Ended December 31,
	2023	2022
Net Income	$72.2	$17.7
Add: Provision for Income Tax Expense	22.0	6.3
Income before Income Tax, as reported	94.2	24.0
Pre-tax margin	9.0%	2.7%

Stock Compensation Expense	9.3	2.8
Secondary Offering Costs	1.1	—
Gain on Asset Transactions, net (1)	—	(0.3)
Tax Receivable Agreement Adjustment (2)	(0.3)	5.0
Loss on Refinancing Credit Facility	—	1.6
Adjusted Income before Income Tax	$104.2	$33.0

Adjusted Pre-tax margin	9.9%	3.7%

(1)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter 2022, certain asset transactions will no longer be included as adjustments to Adjusted Income Before Income Tax because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.
(2)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense), net

Reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share
Dollars and shares in millions, except for per share - Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share.

	Three Months Ended December 31,
	2023		2022
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$5.6	$0.10	$7.3	$0.12
Stock Compensation Expense	1.1	0.02	0.8	0.01
Secondary Offering Costs	0.5	0.01	—	—
Income Tax Effect of Adjusting Items, net (1)	(0.4)	(0.01)	(0.2)	—
Adjusted Net Income	$6.9	$0.12	$7.9	$0.13

Diluted share count	56.3		60.1

	Year Ended December 31,
	2023		2022
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$72.2	$1.23	$17.7	$0.29
Stock Compensation Expense	9.3	0.16	2.8	0.05
Secondary Offering Costs	1.1	0.02	—	—
Gain on Asset Transactions, net (2)	—	—	(0.3)	(0.01)
Tax Receivable Agreement Adjustment (3)	(0.3)	(0.01)	5.0	0.08
Loss on Refinancing Credit Facility	—	—	1.6	0.03
Income Tax Effect of Adjusting Items, net (1)	(2.4)	(0.04)	(0.9)	(0.02)
Adjusted Net Income	$79.9	$1.37	$25.8	$0.42

Diluted share count	58.5		61.0

(1)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period
(2)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter 2022, certain asset transactions will no longer be included as adjustments to Adjusted Net Income because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense), net

Reconciliation of GAAP Net Income to Adjusted EBITDA Dollars in millions - Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of GAAP Net Income to Adjusted EBITDA for the periods presented below.

	Three Months Ended December 31,
	2023	2022
Net Income	$5.6	$7.3
Interest Income	(2.4)	(2.4)
Interest Expense	11.4	7.9
Stock Compensation Expense	1.1	0.8
Secondary Offering Costs	0.5	—
Provision for Income Taxes	2.0	2.2
Depreciation and Amortization	23.6	18.3
Adjusted EBITDA	$41.8	$34.1

Net Income Margin	2.3%	3.2%
Adjusted EBITDA margin	17.0%	15.0%

	Year Ended December 31,
	2023	2022
Net Income	$72.2	$17.7
Interest Income	(10.2)	(4.5)
Interest Expense	42.6	31.0
Stock Compensation Expense	9.3	2.8
Gain on Asset Transactions, net (1)	—	(0.3)
Secondary Offering Costs	1.1	—
Tax Receivable Agreement Adjustment (2)	(0.3)	5.0
Provision for Income Taxes	22.0	6.3
Depreciation and Amortization	88.2	67.6
Adjusted EBITDA	$224.8	$125.6

Net Income Margin	6.9%	2.0%
Adjusted EBITDA margin	21.4%	14.0%

(1)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter 2022, certain asset transactions will no longer be included as adjustments to Adjusted EBITDA because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.
(2)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense), net

Adjusted CASM
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations, stock based compensation, depreciation and amortization recognized on certain assets that generate lease income, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel costs that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft and maintenance costs, and productivity, which are more controllable by management.
We have excluded costs related to the cargo operations, as well as depreciation and amortization recognized on certain assets that generate lease income as these operations do not create ASMs. During the year ended December 31, 2023, we entered into a series of transactions where we act as a lessor. As of December 31, 2023, we leased or subleased six aircraft. Depreciation and Amortization on these aircraft materially began during the three months ended June 30, 2023. Adjusted CASM further excludes special items and other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and long-term employee retention, rather than to motivate or reward operational performance for any period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any period.
As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the aforementioned reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions unless otherwise noted
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended December 31,
	2023		2022
	Operating Expenses	Per ASM (cents)	Operating Expenses	Per ASM (cents)
CASM	$228.4	12.03	$212.0	12.79
Less:
Aircraft Fuel	60.8	3.20	62.0	3.74
Stock Compensation Expense	1.1	0.06	0.8	0.05
Cargo Expenses, Not Already Adjusted Above	25.8	1.36	25.8	1.55
Sun Country Vacations	0.2	0.01	0.2	0.01
Leased Aircraft, Depreciation Expense	2.2	0.12	—	—
Adjusted CASM	$138.2	7.28	$123.2	7.44

Available seat miles (ASMs)	1,899.4		1,657.2

	Year Ended December 31,
	2023		2022
	Operating Expenses	Per ASM (cents)	Operating Expenses	Per ASM (cents)
CASM	$922.1	12.43	$838.7	12.39
Less:
Aircraft Fuel	246.7	3.33	268.4	3.96
Stock Compensation Expense	9.3	0.12	2.8	0.04
Cargo Expenses, Not Already Adjusted Above	103.0	1.39	89.8	1.33
Sun Country Vacations	1.1	0.01	1.0	0.02
Leased Aircraft, Depreciation Expense	6.7	0.09	—	—
Adjusted CASM	$555.4	7.49	$476.8	7.04

Available seat miles (ASMs)	7,416.2		6,771.3